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Exhibit 99.1              STATEFED FINANCIAL CORPORATION
                             13523 University Avenue
                                Clive, Iowa 50325

FOR IMMEDIATE RELEASE
---------------------

STATEFED FINANCIAL CORP. REPORTS THIRD-QUARTER EARNINGS

DES MOINES, IOWA (APRIL 28, 2003) -- STATEFED FINANCIAL CORPORATION (NASDAQ:
"SFFC"), the parent company of STATE FEDERAL BANK, today reported net income of $241,800 for the quarter ended March 31, 2003, compared to $14,400 for the quarter ended March 31, 2002. The results total $0.19 basic earnings per share compared to $0.01 per share for the same quarter a year earlier. For the first nine months of fiscal year 2003, the company realized a net profit of $243,800.

     Net interest income before provision for loans increased 12 percent for the quarter to $890,900 and rose 7 percent for the first nine months of the fiscal year to $2.5 million. Net interest income after the provision improved due to increased loan production and continued efforts to reduce interest expense. Non-interest income, excluding the impact of real estate operations, continued to grow as a result of increases in fee income and gains on the sale of loans to the secondary market. Non-interest expenses increased for the quarter and the nine months of the year 34 percent and 24 percent, respectively, due to increases in commissions, benefits, and occupancy expenses associated with the expansion of mortgage lending and other increased occupancy expenses. Earnings for the quarter were also positively impacted by income tax recoveries and the resolution of income tax contingencies totaling approximately $150,000.

     Loan originations were up 67% from the same quarter last year. Deposits were $9.7 million higher this quarter than the same quarter last year, while interest expense on deposits decreased $53,000 for the same period. The provision for loan losses decreased $218,800 for the year to date as compared to the same period last year.

     Loan production for the first three-quarters of fiscal year 2003 reached $25.9 million, more than a 73% increase in the activity for the first three-quarters of fiscal-year 2002, which totaled $14.9 million. The company continues to sell approximately 40 percent of its mortgages to the secondary market. Net loans outstanding were $86.2 million at the end of the third fiscal quarter compared to $84.8 million at June 30, 2002. In addition the company held $1.1 million in loans for sale at March 31, 2003.

     StateFed continues to grow deposits, which totaled $77.0 million at March 31, 2003 compared to $66.9 million at June 30, 2002, an increase of $10.1 million or 15.2%.

     On March 31, 2003, StateFed reported total assets of $100.7 million and stockholders' equity of $14.2 million. State Federal Bank remains "well capitalized" under federal banking regulations.
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     The Corporation's stock is traded on the NASDAQ Small-Cap Market under the symbol "SFFC". When used in this press release or other public shareholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "significantly" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The Company wishes to caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date made, and to advise readers that various factors including regional and national economic conditions, changes in levels of market interest rates, credit risks of lending activities and competitive and regulatory factors could affect the Bank's financial performance and could cause the Company's actual results for future periods to differ materially from those anticipated or projected.

     The Company does not undertake, and specifically disclaims, any obligations to publicly release the result of any revisions that may be made to any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements.


For information, contact: RANDALL C. BRAY, chairman, president & CEO, 515-252-0813.

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
                                              STATEFED FINANCIAL CORPORATION
                                      CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                              March 31, 2003 and June 30, 2002
                                                        (Unaudited)

                                     ASSETS
                                                                       MARCH 31, 2003             JUNE 30, 2002
Cash and amounts due from depository institutions                      $        5,056,700         $      3,114,700
Investments in certificates of deposit                                             99,000                   99,000
Investment securities available for sale                                        1,298,900                1,323,900
Loans held for sale                                                             1,092,300                        -
Loans receivable, net                                                          86,199,500               84,771,500
Real estate held for sale, net                                                    540,500                  540,500
Property acquired in settlement of loans                                          138,700                  364,600
Office property and equipment, net                                              3,386,700                3,405,700
Federal Home Loan Bank stock, at cost                                           1,762,200                1,762,200
Accrued interest receivable                                                       536,400                  572,400
Accrued and deferred income taxes                                                 239,700                  142,100
Other assets                                                                      344,200                  308,600
                                                                       ------------------         ----------------
        TOTAL ASSETS                                                   $      100,694,800               96,405,200
                                                                       ==================         ================

       LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Deposits                                                               $       77,048,900         $     66,901,100
Advances from Federal Home Loan Bank                                            9,000,000               14,000,000
Advances from borrowers for taxes and insurance                                    29,900                  351,400
Accrued interest payable                                                            9,700                  174,900
Dividends payable                                                                 129,200                  127,900
Income taxes payable                                                                    -                  305,200
Other liabilities                                                                 256,200                  349,100
                                                                       ------------------         ----------------

        TOTAL LIABILITIES                                                      86,473,900               82,209,600
                                                                       ------------------         ----------------

Stockholders' equity:
Common stock                                                                       17,800                   17,800
Additional paid-in capital                                                      8,524,200                8,527,900
Unearned compensation - Employee Stock Ownership Plan                             (44,200)                 (85,600)
Accumulated other comprehensive income - unrealized gains
 on investment securities available for sale, net of deferred taxes                25,100                   27,500
Treasury stock                                                                 (5,041,200)              (5,172,500)
Retained earnings - substantially restricted                                   10,739,200               10,880,500
                                                                       ------------------         ----------------

   TOTAL STOCKHOLDERS' EQUITY                                                  14,220,900               14,195,600
                                                                       ------------------         ----------------

   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                          $      100,694,800         $     96,405,200
                                                                       ==================         ================

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

                                      STATEFED FINANCIAL CORPORATION
                                   CONSOLIDATED STATEMENTS OF OPERATION
               FOR THE THREE AND NINE MONTH PERIODS ENDED MARCH 31, 2003 AND MARCH 31, 2002
                                                (Unaudited)

                                                      THREE MONTHS ENDED                NINE MONTHS ENDED
                                                            MARCH 31                         MARCH 31
                                                ------------------------------    ------------------------------
                                                     2003             2002             2003             2002
                                                ------------------------------    ------------------------------
Interest Income:
Loans                                           $   1,630,000    $   1,647,900    $   4,893,000    $   5,291,000
Investments & other                                    22,200           36,000           90,100          203,700
                                                -------------    -------------    -------------    -------------
    Total interest income                           1,652,200        1,683,900        4,983,100        5,494,700

Interest Expense:
Deposits                                              645,000          697,800        2,015,100        2,391,300
Borrowings                                            116,300          193,300          478,000          781,600
                                                -------------    -------------    -------------    -------------
    Total interest expense                            761,300          891,100        2,493,100        3,172,900

Net interest income                                   890,900          792,800        2,490,000        2,321,800
Provision for loan losses                              63,600          207,500          166,700          385,500
                                                -------------    -------------    -------------    -------------

Net interest income after
  provision for loan losses                           827,300          585,300        2,323,300        1,936,300

Non-interest Income:
Real estate operations                                  9,500            6,900           35,500          241,700
Gain on sales of loans                                 64,300                -          108,000                -
Gain (loss) on sale of investments                     (1,000)           6,100           (5,500)           6,100
Gain on sale of real estate, net                        7,100              200           16,800          638,400
Other                                                  79,900           61,300          199,300          123,700
                                                -------------    -------------    -------------    -------------
    Total non-interest income                         159,800           74,500          354,100        1,009,900

Non-interest Expense:
Salaries and benefits                                 405,100          341,000        1,214,800        1,006,600
Real estate operations                                      -           23,400                -          164,400
Occupancy and equipment                               146,900           85,200          444,100          259,200
FDIC premiums and OTS assessments                      11,200           10,900           32,900           33,200
Data processing                                        43,600           39,600          128,400          104,000
Other                                                 279,800          160,300          794,300          537,000
                                                -------------    -------------    -------------    -------------
    Total non-interest expense                        886,600          660,400        2,614,500        2,104,400
                                                -------------    -------------    -------------    -------------

Income (loss) before income taxes                     100,500             (600)          62,900          841,800

Income tax expense (benefit)                         (141,300)         (15,000)        (180,900)         254,500
                                                -------------    -------------    -------------    -------------
Net income                                      $     241,800    $      14,400    $     243,800    $     587,300
                                                =============    =============    =============    =============

Basic earnings per share                        $        0.19    $        0.01    $        0.19    $        0.47
Diluted earnings per share                               0.19             0.01             0.19             0.46

Dividends declared per common share             $        0.10    $        0.10    $        0.30    $        0.30
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